UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2011

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 301/998-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2011, the Compensation Committee (“Committee”) of the Board of Trustees of Federal Realty Investment Trust (“Trust”) approved the following compensation arrangements for the Trust’s named executive officers: (a) increases in base salaries for fiscal year 2011, effective as of January 1, 2011, for Mr. Andrew P. Blocher, Senior Vice President-Chief Financial Officer and Treasurer to $325,000 and for Ms. Dawn M. Becker, Executive Vice President-Chief Operating Officer to $425,000; (b) a bonus payment to each of Mr. Donald C. Wood, the Trust’s President and Chief Executive Officer, Ms. Becker, Mr. Blocher and Mr. Jeffrey S. Berkes, the Trust’s Executive Vice President-Chief Investment Officer, pursuant to the Trust’s annual incentive bonus plan; (c) an equity award to Ms. Becker in the amount of $562,500 pursuant to the Trust’s long-term incentive award program (“LTIAP”); and (d) an equity award under the LTIAP to Mr. Wood in the amount of $3,700,000. The amounts of the LTIAP awards were determined on the basis of the Trust’s relative total return to shareholders, absolute total return to shareholders and return on invested capital during the period from January 2008 through December 2010. Based on that performance, Mr. Wood was entitled to receive an award of $4,500,000; however, he asked that the Committee decrease his award by $800,000 and use that $800,000 to make new restricted stock awards to Ms. Becker, Mr. Berkes, Mr. Blocher and one other member of senior management in order to provide greater retention value for those individuals and in exchange for a non-solicitation agreement. The Committee approved Mr. Wood’s request and approved an LTIAP award for Mr. Wood of $3,700,000 and made equity awards of $200,000 to each of Ms. Becker, Mr. Berkes, Mr. Blocher and one other member of senior management. The terms of those awards are: (1) fifty percent (50%) of the shares issued will vest on February 10, 2015 and the remaining fifty percent will vest on February 10, 2017 so long as the individual is employed by us at the time of the vesting; (2) vesting of the shares will be accelerated in the event of a change in control transaction; and (3) the individual has agreed not to solicit any employees of the Trust for a period of one (1) year after he or she leaves the Trust whether voluntarily or involuntarily.

In addition, on February 10, 2011, the Board, on the recommendation of the Nominating and Corporate Governance Committee, established the following compensation structure for the Board effective January 1, 2011:

Annual cash retainer for Trustees	$60,000
Annual equity award for Trustees	$90,000
Annual cash retainer for Non-Executive Chairman	$100,000
Annual equity award for Non-Executive Chairman	$150,000

No change was made to the fees paid to the chairpersons of the Audit, Compensation or Nominating and Corporate Governance Committees. In addition, the Committee recommended and the Board approved stock ownership guidelines for all Trustees requiring each Trustee to hold Trust shares having a value of at least five (5) times his or her annual cash retainer and providing a period of five (5) years for Trustees to be able to satisfy this requirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: February 15, 2011	/s/ Dawn M. Becker
Dawn M. Becker
Executive Vice President-General Counsel and Secretary